EXHIBIT 1.1


                         ADVISOR'S DISCIPLINED TRUST 23

                                 TRUST AGREEMENT

                                                        Dated: December 16, 2004

     This Trust Agreement among Fixed Income Securities, L.P., as Depositor, Evaluator and Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Advisor's Disciplined Trust, Effective for Unit Investment Trusts Investing in Debt Obligations Established On and After September 17, 2004 (Including Advisor's Disciplined Trust, Series 15 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:


                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment-Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.




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    3.  The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Understanding Your Investment-Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.

    4. The term "Deferred Sales Charge Payment Dates" shall mean the maturity date(s), or shortly thereafter, of the Security(ies) designated to be used to pay the deferred sales fee obligation under "Investment Summary-Portfolio" in the Prospectus for the Trust.

    5. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    6. The term "First Settlement Date" shall mean the third Business Day following the Initial Date of Deposit.

    7. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    8. The Depositor's annual compensation as set forth under Section 3.15 shall be that dollar amount per 100 Units set forth under "Investment Summary-Fees and Expenses-Annual operating expenses-Supervisory, evaluation and administration fees" in the Prospectus for the Trust.

    9. The Trustee's annual compensation as set forth under Section 7.04, shall be $0.95 per $1,000 principal amount of Securities.
















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     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                FIXED INCOME SECURITIES, L.P.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                         Managing Director




                            CORPORATE ACKNOWLEDGMENT

STATE OF KANSAS        }
                       }ss.
COUNTY OF SEDGWICK     }

     On the 16th day of December in the year 2004, before me personally came Alex R. Meitzner, to me known, who, being by me duly sworn, did depose and say that he resides in Wichita, Kansas; that he is Managing Director, of Fixed Income Securities, L.P., the company described in and which executed the above instrument; and that he signed his name thereto by authority of the general partner of said company.


                                /s/ CYNTHIA D. WILES
                                --------------------------------

                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal






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                                THE BANK OF NEW YORK


                                By     /s/ PATRICK GRIFFIN
                                  ------------------------------
                                          Vice President






                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK      }
                       }ss.
COUNTY OF KINGS        }

     On the 16th day of December in the year 2004, before me personally came Patrtick Griffin to me known, who, being by me duly sworn, did depose and say that he resides in Brooklyn, New York; that he is a Vice President of The Bank of New York, the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.


                                /s/
                                --------------------------------

                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal






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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                         ADVISOR'S DISCIPLINED TRUST 23

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Portfolio" in the Prospectus for the Trust.



















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